EXHIBIT NO. 99.1

DRAFT

SHEARSON FINANCIAL NETWORK INC. FILES FOR CHAPTER 11 PROTECTION

LAS VEGAS, June 19, 2008  -- Shearson Financial Network, Inc. (PINKSHEETS: SHSN)  (the Company) filed a voluntary petition on June 16, 2008 for reorganization under Chapter 11 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court in Las Vegas, Nevada.

“The filing is a proactive step for Shearson Financial Network Inc. We believe the filing is in the best interests of all the stakeholders of the Company. It provides an opportunity to restructure the Company’s balance sheet, reduce costs, implement a revised strategic plan and position itself for potential merger opportunities,” said Harry R. Kraatz, Chairman and Chief Executive Officer.

Mr. Kraatz also announced that the law firm of Gordon Silver has been retained to represent the company as bankruptcy counsel.

About Shearson Financial Network, Inc.

Shearson Financial Network, Inc., (The "Company") is a direct-to-consumer mortgage broker with revenues derived primarily from origination commissions earned on the closing of first and second mortgages on single-family residences ("mortgage loans" and "home equity loans").

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Additional discussion of factors that could cause the actual results to differ materially from management's projection, forecasts, estimates and expectations is contained in the Company's Form 10-K and other SEC filings.

Contact:
SHEARSON FINANCIAL NETWORK, Inc.
(415) 296-5127